Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Certara, Inc. may be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: February 8, 2021

ARSENAL CAPITAL PARTNERS III LP

By: Arsenal Capital Investment III LP Its: General Partner By: Arsenal Capital Group LLC Its: General Partner

By:	/s/ Frank Scrudato
Name:	Frank Scrudato
Title:	Authorized Signatory

ARSENAL CAPITAL PARTNERS III-B LP

By: Arsenal Capital Investment III LP Its: General Partner By: Arsenal Capital Group LLC Its: General Partner

By:	/s/ Frank Scrudato
Name:	Frank Scrudato
Title:	Authorized Signatory

ARSENAL CAPITAL INVESTMENT III LP

By: Arsenal Capital Group LLC Its: General Partner

By:	/s/ Frank Scrudato
Name:	Frank Scrudato
Title:	Authorized Signatory

ARSENAL CAPITAL GROUP LLC

By:	/s/ Frank Scrudato
Name:	Frank Scrudato
Title:	Authorized Signatory

By:	/s/ Terry M. Mullen
Name:	Terry M. Mullen

By:	/s/ Jeffrey B. Kovach
Name:	Jeffrey B. Kovach